Exhibit 99.1

FOR IMMEDIATE RELEASE

VAN BUREN, ARKANSAS April 20, 2006

USA Truck, Inc. (NASDAQ: USAK) today announced base revenue of $96.8 million for its first quarter ended March 31, 2006, an increase of 7.0% from $90.4 million for the same quarter of 2005. Net income increased 26.1% from $2.7 million for the quarter ended March 31, 2005 to $3.4 million for the same quarter of 2006. Diluted earnings per share increased 3.4% from $0.29 for the quarter ended March 31, 2005 to $0.30 for the same quarter of 2006.

The following table summarizes the earnings information of USA Truck, Inc. (“Company”):

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2006	2005
Revenue:
Base revenue	$96,816	$90,441
Fuel surcharge revenue	17,392	10,602

Total revenue	114,208	101,043

Operating expenses and costs:
Salaries, wages and employee benefits	37,684	34,426
Fuel and fuel taxes	32,260	25,720
Depreciation and amortization	11,216	9,914
Purchased transportation	6,655	6,469
Insurance and claims	6,368	5,829
Operations and maintenance	5,316	5,500
Operating taxes and licenses	1,635	1,489
Communications and utilities	834	754
Gain on disposal of property and equipment, net	(113)	(362)
Other	5,134	4,715

Total operating expenses	106,989	94,454

Operating income	7,219	6,589
Other expenses (income):
Interest expense	929	1,301
Other, net	(62)	(9)

Total other expenses, net	867	1,292

Income before income taxes	6,352	5,297
Income tax expense	2,904	2,563

Net income	$3,448	$2,734

Per share information:
Average shares outstanding (Basic)	11,349	9,251

Basic earnings per share	$0.30	$0.30

Average shares outstanding (Diluted)	11,643	9,538

Diluted earnings per share	$0.30	$0.29

Key Operating Statistics:

	Three Months Ended March 31,
	2006	2005
Total miles (in thousands) (1)	71,219	69,411
Empty mile factor (2)	9.6%	8.7%
Base revenue per mile	$1.359	$1.303
Average number of tractors (3)	2,443	2,250
Average miles per tractor	29,156	30,849
Average miles per tractor per week	2,278	2,488
Average miles per trip (4)	851	837
Operating ratio (5)	92.5%	92.7%
Average unmanned tractor percentage(6)	4.5%	2.6%

(1)	Total miles include both loaded and empty miles.
(2)	The empty mile factor is the number of miles traveled between loads as a percentage of total miles traveled.
(3)	Average number of tractors includes Company-operated tractors plus owner-operator tractors.
(4)	Average miles per trip is based upon loaded miles divided by the number of shipments using Company-operated and owner-operator tractors (it does not include third party logistics and freight brokerage shipments).
(5)	Operating ratio is based upon total operating expenses, net of fuel surcharge revenue, as a percentage of base revenue.
(6)	Average unmanned tractor percentage is the average percentage, for each month end during each period, of Company-operated tractors to which a driver is not assigned.

In comparing the financial results of the three months ended March 31, 2006 to the three months ended March 31, 2005, Robert M. Powell, Chairman and CEO of the Company, made the following statement:

We are pleased to have posted our largest first quarter net income and diluted earnings per share in our public history, particularly in what was arguably the most difficult quarter that we have seen, in terms of freight demand, since 2003.

Our net income grew 26.1% to $3.4 million and our diluted earnings per share increased 3.4% (despite 22.1% more shares outstanding as a result of our August 2005 stock offering) to $0.30. The improvements were driven by a slight improvement in the operating ratio and 7.0% growth in base revenue.

Sluggish shipping volumes, particularly among our retail customers, and more unmanned tractors hampered miles per tractor per week, which decreased 8.4%. While we were able to grow our tractor fleet by 8.6% and our base revenue per mile by 4.3%, the empty mile factor increased by 0.9 percentage points to 9.6%. As freight demand decreases, the empty mile factor generally increases. Thus, the empty mile factor is a strong indicator of freight demand. We are also continuing to study the impact that the Department of Transportation’s October 1, 2005 Hours-of-Service rule change had on our miles per tractor per week. We believe the rule change is a step backward for the industry in terms of both safety and asset productivity.

Results from our operating cost benchmarking initiatives were mixed during the quarter. Maintenance costs dropped significantly as did the impact of fuel (net of our fuel surcharge revenue) on our margins. However, the costs of recruiting and retaining drivers increased and the effect of the lower miles per tractor per week prevented us from significantly improving our operating margin as our fixed costs represented a greater percentage of base revenue.

We believe that the first quarter freight volumes were more similar to historically normal seasonal demand fluctuations than the unusually strong shipping environment that we and our industry experienced during 2004 and 2005. We constantly monitor freight demand and driver availability and adjust our growth and operating plans accordingly. While first quarter freight demand was softer than we expected, we do not foresee it to be a long-term trend and, consequently, we are not adjusting our goals for the full year at this time (including our plans to add tractors to our fleet).

This press release contains forward-looking statements and information that are based on our current beliefs and expectations and assumptions we have made based upon information currently available. Forward-looking statements include statements relating to our plans, strategies, objectives, expectations, intentions and adequacy of resources, and may be identified by words such as “could,” “should,” “may,” “believe,” “expect,” “intend,” “plan,” “schedule,” “estimate,” “project” and similar expressions. These statements are based on current expectations and are subject to uncertainty and change. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that such expectations will be realized. If one or more of the risks or uncertainties underlying such expectations materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those expected. Among other things, we cannot assure you that we will be able to continue the recent positive trends identified in this press release such as increases in our base revenue, net income or earnings per share at the rates indicated, or the success of our benchmarking program in controlling expenses and improving our operating margins. Among the key factors that are not within our control and that have a direct bearing on operating results are increases in fuel prices, adverse weather conditions, increased regulatory burdens and the impact of increased rate competition. Our results have also been, and will continue to be, significantly affected by fluctuations in general economic conditions, as our tractor utilization is directly related to business levels of customers in a variety of industries. In addition, shortages of qualified drivers and intense or increased competition for drivers have adversely impacted our operating results and our ability to grow and will continue to do so. Results for any specific period could also be affected by various unforeseen events, such as unusual levels of equipment failure or vehicle accident claims, as illustrated by our adverse experience with self-insured claims in the first quarter of 2006. Additional risks associated with our operations are discussed in our SEC filings, including our annual report on Form 10-K and our quarterly reports on Form 10-Q.

All forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by this cautionary statement.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release might not occur.

References to the “Company,” “we,” “us,” “our” and words of similar import refer to USA Truck, Inc. and its subsidiary.

USA Truck is a medium haul, dry van truckload carrier transporting general commodities throughout the continental United States and between locations in the United States and Canada. We transport general commodities into Mexico by allowing through-trailer service on our trailers through our facility in the gateway city of Laredo, Texas. We also provide third-party logistics and freight brokerage services.

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Contact: CLIFF BECKHAM, Chief Financial Officer - (479) 471-2633